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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Phoenix Healthcare Corporation (formerly Iatros Health Network, Inc.) on Form S-8 of our report dated March 30, 1999, appearing in the Annual Report on Form 10-K of Phoenix Healthcare Corporation as of and for the year ended December 31, 1998.


/s/ Weaver and Tidwell, L.L.P.
------------------------------
WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
April 30, 1999